SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

CHECK THE APPROPRIATE BOX:

[X]     PRELIMINARY INFORMATION STATEMENT

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14c-5(d)(2))

[ ]     DEFINITIVE INFORMATION STATEMENT

                              WTC INDUSTRIES, INC.

        [X]     No fee required

        [ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and
                O-11.

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                              WTC INDUSTRIES, INC.
                              150 MARIE AVENUE EAST
                       WEST ST. PAUL, MINNESOTA 55118-4002


                              INFORMATION STATEMENT


          The Board of Directors of WTC Industries, Inc. (the "Company") has authorized a one-for-ten reverse split of the Company's Common Stock and an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock (after giving effect to the reverse split) to 15,000,000 shares of Common Stock. Under Delaware law, this reverse split and the amendment to the Certificate of Incorporation require shareholder approval, and such approval may be obtained by means of the written consent of the holder or holders of a majority of the Company's outstanding Common Stock. Robert C. Klas, Sr. (the "Majority Shareholder") holds a majority of the outstanding shares of Common Stock of the Company, and he has given written consent to the actions taken by the Board of Directors. His consent is contingent upon the mailing of this Information Statement and the passage of twenty days from mailing, as provided in the rules of the U.S. Securities and Exchange Commission.

          The mailing of this Information Statement is expected to occur on or about December 17, 1998 to shareholders of record at December 15, 1998 and the effective date of this Information Statement will be twenty days after the mailing. The Company will notify its stockholders by letter as to the effective date of the reverse stock split and the amendment to the Certificate of Incorporation. The notification letter will contain instructions for obtaining new stock certificates.

         This Information Statement is being furnished to the Company's shareholders to inform them of the Board's action and the Majority Shareholder's consent. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         THE EFFECTIVE DATE OF THE PLANNED REVERSE STOCK SPLIT WILL BE ANNOUNCED TO YOU IN ADVANCE BY LETTER. YOU DO NOT NEED TO TAKE ANY ACTION WITH RESPECT TO YOUR STOCK CERTIFICATES FOR COMPANY COMMON STOCK UNTIL YOU RECEIVE INSTRUCTIONS FROM THE COMPANY.


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


                    INFORMATION REGARDING SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table includes information as of November 30, 1998 concerning the beneficial ownership of Common Stock of the Company by (i) the only shareholders known to the Company to hold more than five percent of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each of the most highly compensated officers of the Company in office at the end of fiscal year 1997 whose total cash compensation exceeded $100,000 during fiscal year 1997, and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

                                                                     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                   AMOUNT(1)     OF CLASS
------------------------------------                   ------        --------

Robert C. Klas, Sr. (2)(3)                           9,505,918(4)      66.7%
892 Marie Avenue
Mendota Heights, Minnesota 55118

Robert C. Klas, Jr. (2)                                 18,750           *
697 Goodrich Avenue
Saint Paul, Minnesota 55105

John A. Clymer (2)                                      22,979           *
839 Third Street
Hudson, Wisconsin 54016

Biloine W. Young (2)                                    20,979           *
15 Crocus Hill
Saint Paul, Minnesota 55102

David M. Botts (3)                                      86,975           *
980 Bayside Lane
Minnetrista, Minnesota 55364

Gregory P. Jensen (3)                                   87,500           *
3809 Azalea Place
Burnsville, Minnesota 55337

James J. Carbonari (3)                                 100,000           *
18515 5th Avenue North
Plymouth, Minnesota 55447

Jan H. Magnusson                                     1,738,832         12.2%
300 South Owasso Boulevard
St. Paul, Minnesota 55117

All Officers and Directors                          11,581,933         81.3%
 as a Group (7 persons)(1)(4)

-----------------------------
* Less than one percent.
  Footnotes appear on following page.


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(1)     Includes options to purchase the following number of shares, which are or will become exercisable within 60 days of November 30, 1998: Mr. Klas Sr., 112,000 shares, available under options held by The Tapemark Company, an affiliate of Mr. Klas; Mr. Klas Jr., 12,500 shares; Mr. Clymer, 8,479 shares; Ms. Young, 8,479 shares; Mr. Botts, 55,000 shares; Mr. Jensen, 87,500 shares; and Mr. Carbonari, 100,000 shares; and all officers and directors as a group, 383,958 shares.
(2)     Serves as a director of the Company.
(3)     Serves as an executive officer of the Company.
(4) Includes: (a) a warrant to purchase 2,400,000 shares of Common Stock on or before March 22, 2001; (b) 225,000 shares of Common Stock held by The Tapemark Company Cash or Deferred Profit Sharing Plan; and (c) 112,000 shares of Common Stock available under vested stock options held by The Tapemark Company.


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


              REASONS FOR AUTHORIZATION OF ADDITIONAL COMMON STOCK

         DESCRIPTION OF SECURITIES

         The Company's Common Stock which is the subject of the actions described in this Information Statement is Common Stock, par value $.01 per share (the "Existing Common Stock"). On November 30, 1998, there were 20,000,000 shares of Existing Common Stock authorized, of which 11,460,180 shares were issued and outstanding. The reverse stock split described in this Information Statement will result in each 10 shares of Existing Common Stock being combined into one share of Common Stock, par value $.10 per share (the "New Common Stock"), such that after the effectiveness of the reverse split there will be outstanding approximately 1,146,018 shares of New Common Stock. Each fractional share resulting from the reverse split will be increased to one full share of Common Stock. The amendment to the Certificate of Incorporation referred to in this Information Statement will result in a total of 15,000,000 shares of the New Common Stock being authorized.

         PURPOSE OF REVERSE STOCK SPLIT AND AMENDMENT TO CERTIFICATE OF INCORPORATION

         The purpose of the reverse stock split is to reduce the number of currently outstanding shares of Common Stock to a number which the Board of Directors believes is more appropriate to the Company's size and to attempt to increase the price per share at which the Common Stock trades in the over-the-counter market. There can be no assurance that this second objective will be realized. Even if the price per share at which the Common Stock trades does increase, the Common Stock will not be eligible for trading on the NASDAQ Stock Market under current eligibility rules.

         The purpose of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock is to provide sufficient shares for possible future financings without the need for seeking shareholder approval. The Company has no specific plans in this regard, and there is no assurance that the Company will be able to obtain additional financing in the future.


                           INCORPORATION BY REFERENCE

         The financial statements and information contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-QSB for the quarter ended September 30,1998 are incorporated herein by reference. Shareholders may receive without charge a copy of either of these documents, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to:
WTC Industries, Inc., 150 Marie Avenue East, West St. Paul, Minnesota 55118-4002, Attention: Gregory P. Jensen, or by calling the Company at (651) 450-4913.
                                        By Order of the Board of Directors


                                        /s/ Robert C. Klas, Sr.
                                        ----------------------------------------
                                            Robert C. Klas, Sr.
                                            Chief Executive Officer


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